Exhibit 32.1
Certification of Chief Executive Officer
Pursuant to 18 U.S.C. 1350 as adopted pursuant to
906 of the Sarbanes-Oxley Act of 2002
In connection with the filing with the Securities and Exchange Commission of the Quarterly Report of Kendle International Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2010 (the “Report”), I, Candace Kendle, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:
1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: November 9, 2010

/s/ Candace Kendle
Candace Kendle, PharmD
Chief Executive Officer
A signed original of this written statement required by Section 906 has been provided to Kendle International Inc. and will be retained by Kendle International Inc. and furnished to the Securities and Exchange Commission or its staff upon request.